EXHIBIT 10.11


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is effective as of December 13, 1999, by and among Dreamcatcher Franchise Corporation, a Minnesota corporation ("Buyer"), IPI, Inc. ("IPI"), Dreamcatcher Franchise Corporation, a Colorado corporation ("Seller"), and the parties identified on the signature page as Seller's Shareholders (collectively, "Seller's Shareholders").

RECITALS:

         A. Seller is franchiser of a business concept, which provides private education services to learners of all ages, utilizing a proprietary direct instruction model that incorporates the trademarks "Dreamcatcher Learning Centers" and Dreamcatcher Direct Instruction Centers(SM) (the "Business").

         B. Buyer is a subsidiary of IPI. Contemporaneously with the closing of the transactions contemplated in this Agreement, Buyer is purchasing substantially all of the assets of Dreamcatcher Learning Centers, Inc. (also doing business as Dreamcatcher Direct Instruction Centers(SM)) ("DDIC"). DDIC owns and operates three Dreamcatcher franchises.

         C. The parties mutually desire that Seller shall sell to Buyer, and Buyer shall purchase from Seller, substantially all of Seller's assets upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the terms set forth below.

1.       PURCHASE OF ASSETS; LIMITED ASSUMPTION OF LIABILITIES

         1.1. Purchase of Assets. Subject to the terms and conditions in this Agreement, Seller agrees on the Closing Date (as defined in Section 7.1) to assign, sell, transfer, convey and deliver to Buyer, and Buyer agrees on the Closing Date to purchase from Seller, substantially all of Seller's assets (excepting only the assets specifically identified as "Excluded Assets" in Section 1.2 below), wherever the same may be located (collectively referred to as the "Purchased Assets"), including, without limitation, the following assets.

                  1.1.1. All furniture, equipment, inventory, supplies, including those items described in Exhibit 1.1.1 hereto.

                  1.1.2. All trade fixtures and leasehold improvements.

                  1.1.3. All records, whether tangible or intangible (e.g., stored electronically), including, business records and files, marketing materials, customer and prospect lists, and records relating to pricing, customers, and suppliers.

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                  1.1.4. All intangible property, goodwill, claims of Seller against third parties, know-how, technology, trade secrets, processes, design rights, computer programs, software license rights, web pages, domain names, rights to all telephone and facsimile numbers of Seller, Seller's corporate name, assumed names, trademarks, service marks, copyrights, other intellectual property rights, together with applications, goodwill and claims associated therewith.

                  1.1.5. All licenses, permits, approvals, governmental or otherwise, including the licenses and permits identified on Exhibit 1.1.5 hereto (the "Licenses and Permits").

                  1.1.6. All contract rights, including those related to the contracts identified on Exhibit 1.1.6 hereto ("Assumed Contracts"). Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any Assumed Contract if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Seller or Buyer thereunder. If a necessary consent to assignment of an Assumed Contract is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of Seller or Buyer thereunder so that Buyer would not in fact receive all such rights, Seller shall cooperate with Buyer to the extent necessary to provide for Buyer the benefits under such Assumed Contract, including enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

                  1.1.7. Prepaid assets and deposits which Buyer will obtain the benefit of after the Closing (the "Prepaid Assets and Deposits"), including those identified on Exhibit 1.1.7 hereto.

                  1.1.8. All accounts receivable, notes receivable and other rights to payments, including those identified in the aging on Exhibit 1.1.8 hereto (the "Receivables").

                  1.1.9. Cash and cash equivalents as of the Closing Date.

                  1.1.10. Any other tangible and intangible property used in the Business of whatever type.

         1.2. Excluded Assets. Seller does not sell any of the following assets ("Excluded Assets").

                  1.2.1. Property used by the Business under a lease arrangement that is not listed on Exhibit 1.1.6 and any contracts identified on Exhibit
1.1.6 for which necessary consents to assignment by Seller to Buyer have not been obtained as of the Closing Date and under which Buyer will not equitably receive the benefits ("Excluded Contracts").

                  1.2.2. Corporate record book and tax returns provided tax returns and related work papers shall be made available for review and copying by Buyer.

                  1.2.3. Artwork personally owned by Seller's Shareholders, which is not included in Seller's Financial Statements.

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         1.3. Assumption of Liabilities. Except as set forth in subsections
1.3.1 through 1.3.3 below (the "Assumed Liabilities"), Buyer shall not assume any liabilities, obligations or undertakings of Seller of any kind or nature whatsoever, whether fixed or contingent, known or unknown, determined or determinable, due or not yet due. Without limiting the generality of the foregoing and except as otherwise provided for in this Agreement, Buyer specifically disclaims assumption of: (a) any liabilities or obligations with respect to taxes, negligence, strict liability, product liability, or breach of warranty claims asserted with regard to Seller's operation prior to the Closing Date; (b) any liabilities and obligations growing out of or relating to relationships and dealings of Seller with competitors, customers, suppliers, brokers, brokered printing, licensees, employees (including workers compensation claims), or any other action or inaction of Seller or its predecessors in interest; and (c) any liability for sales or use taxes arising out of the sale of any of the Purchased Assets under this Agreement.

                  1.3.1. Liabilities. On the Closing Date, Buyer assumes the liabilities of Seller specifically listed on Exhibit 1.3.1 but only to those creditors identified by name and only in the amount stated.

                  1.3.2. Franchise Agreements. On the Closing Date, Buyer expressly assumes and agrees to perform Seller's obligations as franchisor under Seller's franchise agreements identified in Seller's current Uniform Franchise Offering Circular that is attached hereto as Exhibit 3.12.1.

                  1.3.3. Assumed Contracts and Equitably Assumed Contracts. On the Closing Date, Buyer assumes Seller's obligations under the Assumed Contracts that relate to benefits Buyer receives after the Closing, but not obligations or liabilities that relate to benefits received prior to the Closing Date unless such liability is specifically identified on Exhibit 1.3.1.

2.       PURCHASE PRICE; PAYMENT; ALLOCATION

         2.1. Purchase Price. The purchase price ("Purchase Price") for the Purchased Assets and the performance by Seller and Seller's Shareholders of their obligations under this Agreement shall be the sum of the following:

                  2.1.1. Buyer's assumption of Assumed Liabilities.

                  2.1.2. Payment to Seller of One Hundred Twenty-Five Thousand Dollars ($125,000) in readily available funds at the Closing.

                  2.1.3. Issuance by IPI of One Hundred Twenty-Five Thousand (125,000) shares of IPI common stock (the "IPI Stock"). A certificate evidencing Buyer's ownership of the IPI Stock will be issued by IPI's transfer agent and delivered to Seller promptly after the Closing. The IPI Stock will be restricted stock. At the Closing, Seller agrees to execute and deliver to Buyer an "Investment Letter" in the form of Exhibit 2.1.3 attached hereto.

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         2.2. Allocation of Purchase Price. The Purchase Price is hereby allocated among the Purchased Assets as set forth in Exhibit 2.2. The parties agree to report this transaction for tax purposes in accordance with the allocations set forth in Exhibit 2.2. Buyer and Seller shall tile all tax returns, including Internal Revenue Form 8594, in accordance with the allocation set forth on Exhibit 2.2.


3.       REPRESENTATIONS & WARRANTIES OF SELLER AND SELLER'S SHAREHOLDERS

         Seller and Seller's Shareholders, jointly and severally, make the following representations and warranties to Buyer with the intention that Buyer may rely upon the same and acknowledge that the same shall be true as of the Closing Date (as if made at the Closing) and shall survive the Closing of this transaction.

         3.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite corporate power and authority, corporate and otherwise, to own its properties and assets and conduct the Business.

         3.2. Authority. Seller has all requisite power and authority to execute, perform and carry out the provisions of this Agreement. Seller has taken all requisite corporate action authorizing and empowering Seller to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Seller is qualified to do business and in good standing as a foreign corporation in all states in which qualification is required by the nature of its business.

         3.3. Seller's Shareholders. The Seller's Shareholders own one hundred percent (100%) of the issued and outstanding stock of Seller.

         3.4. Financial Statements.

                  3.4.1. Financial Statements. Seller has furnished Buyer a true and complete copy of (i) its audited balance sheets, statements of income, statements of changes in stockholders' equity and statements of cash flows for its fiscal years ended December 31 of 1997 and 1998; (ii) its unaudited balance sheet and statement of income as of and for the period ending October 31, 1999; and (iii) its tax returns for 1997 and 1998 (collectively the "Financial Statements"). Items (ii) and (iii) above are attached hereto as Exhibit 3.4.1. The Financial Statements fairly present and will fairly present in all material respects the financial condition of Seller as of the represented dates thereof and the results of Seller's operations for the periods covered thereby. For purposes of this Agreement, the Financial Statements shall be deemed to include any notes thereto.

                  3.4.2. Seller's Books and Records. Seller's books of account and records (including customer files, employment records and tax records) are complete and accurate in all material respects.

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                  3.4.3. No Adverse Changes. Since the date of the most recent
Financial Statements, there has not occurred or arisen (whether or not in the ordinary course of business): (i) any material adverse change in the financial condition, prospects, or operations of the Business; (ii) any change in Seller's accounting methods or practices; (iii) any sale or transfer of any asset or any amendment of any agreement of Seller except in the ordinary course of business;
(iv) any loss of or damage to the Purchased Assets due to abuse, misuse, fire or other casualty; (v) any labor trouble; (vi) any reasonably foreseeable increase in operating costs of the Business not commensurate with increased production;
(vii) any warranty or liability claims or losses; or (viii) any other event or condition known or suspected by Seller to have occurred or to exist which, singly or in the aggregate, materially and adversely affect or may affect the Purchased Assets of the Business.

         3.5. Tax Reports, Returns and Payment. Seller has timely filed all federal and applicable state, local, and foreign tax or assessment reports and returns of every kind required to be filed by them, including, without limitation, income tax, sales and use tax, real estate tax, personal property tax and unemployment tax. Seller has duly paid all taxes and other charges (including interest and penalties) due to or claimed to be due by any taxing authorities except for those specifically identified by type and amount as Assumed Liabilities. True and correct copies of the reports and returns filed by Seller during the last three (3) tax years have been made available to Buyer. Where required, timely estimated payments or installment payments of tax liabilities have been made to all governmental agencies in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto, except amounts (including penalties, interest and late fees) as are specifically identified by type and amount as Assumed Liabilities. During the three (3) years preceding the Closing Date, Seller has not been subjected to or received any notice that Seller will be subject to investigation, examination or audit by governmental authorities. Seller is not subject to any current pending action or investigation and no unexpired waiver of an applicable statute of limitations is outstanding with respect to Seller.

         3.6. Title to Assets. The Purchased Assets constitute all property used in the conduct of the Business as now conducted. Seller is the owner of the Purchased Assets. Seller holds title to the Purchased Assets free and clear of all liens, charges, encumbrances or third party claims or interests of any kind whatsoever, except liens for Assumed Liabilities. All of the Purchased Assets are located at 427 Main Street, Windsor CO 80550 (the "Premises").

         3.7. Personal Property. All tangible personal property included in the Purchased Assets is in reasonable repair and operating condition. Seller hereby assigns to Buyer as of the Closing Date any and all warranties covering such property existing as of the Closing Date. All intangible personal property included within the Purchased Assets is owned by Seller and does not infringe the rights of any third parties.

         3.8. Inventory. The inventory included in the Purchased Assets is in good, merchantable and saleable in the ordinary course of business and is of a quality, quantity and mix consistent with Seller's past business practices and the demands of its customers. The supplies included in the Purchased Assets are in good, usable condition.

         3.9. Receivables. All of Seller's accounts receivable have arisen from bona fide and actual sales of goods in the ordinary course of the Business. All of the Receivables are collectible,

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and there are no defenses, offsets, or counterclaims threatened or pending with respect to thereto.

         3.10. Licenses and Permits. The Licenses and Permits constitute all of the licenses, permits, and approvals, governmental or otherwise, necessary for Seller to conduct the Business where it is currently conducted. All of the Licenses and Permits are transferable to Buyer. The Licenses and Permits are valid and in good standing and Seller has not received any notice that they will lapse or be terminated by action of any governmental authority or otherwise.

         3.11. Real Property. Exhibit 3.11 contains an accurate and complete list of all real property owned, leased, subject to an option, purchase agreement or otherwise used within the prior three (3) years or is currently planned to be used in the Business (the "Real Property"). Except as may be otherwise set forth in Exhibit 3.11, the Real Property is usable for its current uses without violating any federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation, or any applicable private restriction, and such use is a legal conforming use. Seller has not received any formal or informal notice of the initiation or any condemnation or eminent domain proceeding with respect to the Real Property, and has neither made nor received an offer of sale in lieu thereof.

         3.12. Agreements. Contracts and Commitments. Exhibit 1.1.6 contains an accurate and complete list of all verbal and written agreements, contracts, leases, commitments and warranties to which Seller is a party. Except as specifically set forth therein, all such contracts, commitments or other arrangements (i) are in full force and effect and have not been amended; (ii) are not subject to any default and no event is existing which, with notice or lapse of time, or both, will constitute a default thereunder; and (iii) are not subject to any default and the transaction as contemplated by this Agreement, with notice or lapse of time, or both, will not constitute an default thereunder.

                  3.12.1. Attached as Exhibit 3.12.1 is Seller's current Uniform Franchise Offering Circular. The information in the Uniform Franchise Offering Circular is true, correct and complete in all material respects. Also attached as Exhibit 3.12.1 a current list of the franchisees of Seller and the states that Seller is authorized to market and sell its franchises.

                  3.12.2. All of Seller's Franchise Agreements with current franchisees have been made available to Buyer for review, together with receipt pages for Seller's Uniform Franchise Offering Circular. All franchises sold by Seller have been sold in compliance with applicable law.

                  3.12.3. Except for Area Development Agreements, which have been made available to Buyer for review, no party has a current option to acquire any additional franchises or the right to open any additional franchise locations. All of the current franchisees and franchise locations are identified in the Seller's Uniform Franchise Offering Circular.

                  3.12.4. A copy of Seller's current franchise Confidential Operations Manual has been delivered to Buyer.

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         3.13. Copies of Contracts; Terms and Binding Effect. True, complete and correct copies of all written contracts, commitments, understandings and other documents referred to in the Exhibits have been delivered to Buyer or attached to the Exhibits where required by this Agreement; there are no amendments to, or modifications of, or agreements of the parties relating to, any such contracts, commitments and understandings which have not been delivered to Buyer; and to the knowledge of Seller or Seller's Shareholders, each such contract, commitment or understanding, as amended, is considered valid and binding on the parties to it in accordance with its respective terms, and the transaction contemplated by this Agreement will not result in the violation or breach of any such material contract, commitment, or understanding.

         3.14. Contracts with Related Parties. Except as specifically identified on Exhibit 1. I .6, there are no agreements or contracts between Seller and any of its employees, agents, officers, directors, shareholders or entities which any of them control.

         3.15. Employee Plans.

                  3.15.1. Existence of Plans. Exhibit 3.15.1 is an accurate and complete list of all Employee Plans of Seller. "Employee Plans" means any pension, retirement, disability, medical, dental or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangements including, without limitation, any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "welfare plan" as defined in Section 3(l) of ERISA, whether or not any of the foregoing is funded: (i) to which Seller is a party or by which Seller is bound; or (ii) with respect to which Seller has made any payments or contributions since January 1, 1996, or may otherwise have any liability (including any such plan or other arrangement formerly maintained by Seller or to which Seller contributed or had an obligation to contribute).

                  3.15.2. Administration of Employee Plans. Each Employee Plan in existence has been consistently administered in accordance with its terms and provisions and as amended in accordance with the terms and provisions of ERISA and the Internal Revenue Code of 1954, as amended (the "Code"), to the extent applicable, and is in material compliance with the applicable provisions of ERISA, the Code and state law; each of such Employee Plans that is intended to be a "qualified" plan meets the applicable requirements for qualification under
Section 401(a), and exemption under Section 501(a), of the Code; each of such Employee Plans has not at any time engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA which is nonexempt under the applicable provisions of ERISA or the Code or an administrative exemption; no funding deficiency exists with respect to any of such Employee Plans within the meaning of Section 4 12 of the Code or Part 3 of ERISA; all proper and accurate federal and state returns, reports and other filings with respect to each of such Employee Plans has been timely filed and any amounts shown thereon to be due and payable has been paid in full; none of such Employee Plans is a multi-employer plan with the meaning of Section 414(f) of the Code and the regulations thereunder and Section 3(37)(D) of ERISA and the regulations thereunder; each of such Employee Plans that is subject to the continuation of coverage or conversion provisions of Sections 601-608 of ERISA and the regulations thereunder, Section 4980B of the Code and the regulations thereunder or the law of any state is in compliance therewith; and no fiduciary of any such Employee Plan has committed a breach of fiduciary duty in violation of ERISA.

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                  3.15.3. Absence of Certain Events Respecting Employee Plans.
Since January 1, 1998, Seller has not instituted or agreed to institute any new Employee Plan, or made or agreed to make any change in any Employee Plan.

         3.16. Union and Employment Contracts and Other Employment Matters.

                  3.16.1. Seller is not a party to any formal or informal collective bargaining agreement or any other written employment agreement, nor is Seller a party to any other contract or understanding (oral or written) that contains any severance pay liabilities or obligations, except for accrued, unused vacation pay or accrued and unused sick leave pay. All of Seller's employee benefits are outlined in the employee handbook, a true and complete copy of which has been provided to Buyer.

                  3.16.2. Seller has no, and on the Closing Date will not have, any obligations to Seller's directors, officers, employees or agents other than obligations arising in the ordinary course of business on account of wages, salaries and commissions for prior services performed or business produced.

                  3.16.3. During the last three (3) years, Seller has experienced no work stoppages, walkouts or strikes or attempts by its employees to organize a union.

                  3.16.4. There have been no employee or ex-employee lawsuits or claims, or any claims of unfair labor practices or the like, in the past three
(3) years.

         3.17. Employee Information.

                  3.17.1. Employee List. Exhibit 3.17.1 hereto is an accurate and complete list of the names, positions, titles, salary rates and years of service for all employees of Seller who provide services to the Business, together with summary of the bonuses, additional compensation and other employee benefits, if any, paid or payable to such persons as of the date of this Agreement.

                  3.17.2. Terminated Employees. Exhibit 3.17.2 hereto is a true and accurate list of all employees of Seller whose employment has terminated either voluntarily or involuntarily in the twelve (12) month period preceding the Closing Date. No claims have been made or to the knowledge of the Seller or Seller's Shareholders threatened against Seller by any former or present employee based on employment discrimination, wrongful discharge, or any other circumstance relating to or arising from the employment relationship with Seller.

                  3.17.3. Employee Expenses. Except as otherwise provided for in this Agreement, all amounts due to the employees of Seller through the Closing Date for commissions, salary, wages, fringe benefits (except as stated in Section 1.3. I), pension benefits, including cash bonuses accrued through the Closing Date and all employment taxes incurred thereon, will be promptly paid by Seller after the Closing.

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                  3.17.4. Compliance with Employment Laws. Seller has materially complied with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining and the payment of withholding and social security taxes, and is not liable for any arrears of wages, or any tax or penalties, for failure to comply with any of the foregoing.

         3.18. Significant Customers/Suppliers. Exhibit 3.18 identifies all customers of Seller that individually account for over five percent (5%) of Seller's revenues during the current and preceding fiscal year. Exhibit 3.18 also identifies all suppliers of Seller that individually account for over five percent (5%) of Seller's material purchases during the current fiscal year and the fiscal year ending prior to the date of this Agreement. Except as disclosed in Exhibit 3.18, neither Seller nor Seller's Shareholders have any information indicating that any significant customers or suppliers of Seller intends to cease doing business with Seller or materially alter the amount of business they do with Seller.

         3.19. Insurance. Seller has maintained the insurance identified on
Exhibit 3.19 for the period stated on Exhibit 3.19 and will maintain such insurance through the Closing Date. Insurance claims submitted within the three
(3) years prior to the Closing Date are identified on Exhibit 3.19 (including a summary of workers compensation claims identifying the worker, nature of injury, date of injury, and current status).

         3.20. Litigation and Related Matters. Except as disclosed on Exhibit 3.20, there is no pending or, to Seller's or Seller's Shareholders' knowledge, threatened litigation, proceeding or investigation against Seller nor is Seller subject to any existing judgment, order, decree, or other action affecting Seller, the operation of the Business or the Purchased Assets, or which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement to the knowledge of Seller or Seller's Shareholders. No basis exists for any warranty, nonconformity or product liability claims with regard to products sold by the Business and no claims therefor have been received within the prior one year period. No legal actions have been commenced against Seller within the three (3) years prior to the Closing Date.

         3.21. Compliance with Laws. Seller has materially complied, and is in material compliance, with applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to Seller (including, without limitation, tax, employment, ERISA, licensing, environmental, OSHA, and unlawful payments to domestic or foreign governmental officials). Seller has not received any notification of any asserted past or present violation in connection with the conduct of any of the Businesses of any law, ordinance or regulation. Seller has not received any notice of an alleged violation of law, statute, order, rule, regulation or requirement promulgated by governmental or other authorities, and has not received any complaint, inquiry, request for information from any governmental entity or any notification that it is under investigation.

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         3.22. Breaches of Contracts: Required Consents. Neither the execution and delivery of this Agreement by Seller nor compliance by Seller with the terms and provisions of this Agreement will (a) conflict with or result in a breach of: (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Seller; (ii) any judgment, order, decree or ruling to which the Seller or Seller's Shareholders are a party; (iii) any injunction of any court or governmental authority to which either of them is subject; or (iv) any agreement, contract or commitment which is material to the Business or to Seller's financial condition; or (b) require the affirmative consent or approval of any third party except as disclosed in Exhibit 1.1.6.

         3.23. Intellectual Property. All right, title and interest in and to all intellectual property that is necessary to or used in the Business as presently conducted or proposed to be conducted or in the production of Seller's products ("Seller's Intellectual Property") is owned by or licensed exclusively to, without royalties, fees or commissions, Seller, free and clear of any liens or encumbrances. Neither the Intellectual Property nor any of Seller's products or services infringes, misuses or conflicts with the rights of others. Seller's Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. Neither any of Sellers Shareholders nor any employee or consultant of Seller (or the employer of any such consultant) has any rights in or to any of the Seller's Intellectual Property. None of Seller's Intellectual Property is registered nor has application been filed apply for registration. Seller has not failed to take any necessary steps or appropriate actions to record its interests, or protect its rights, in Seller's Intellectual Property. No person nor such person's business nor any of its products has infringed, misused, misappropriated or conflicted with Seller's Intellectual Property or currently is infringing, misusing, misappropriating or conflicting with such rights.

         3.24. Cash Locations. Exhibit 3.24 contains a complete list of all of Seller's bank accounts, savings accounts, certificates of deposit, mutual funds and other accounts, safe deposit boxes, together with identification of persons authorized to withdraw or deal with the same.

         3.25. Year 2000 Compliance. The Purchased Assets and Business are Year 2000 Compliant. "Year 2000 Compliant" means that functioning, processing and performing in a correct and timely manner will be unaffected when dealing with time/date data across multiple millennium and century boundaries.

         3.26. Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Seller and Seller's Shareholders in accordance with the terms hereof. Neither Seller nor Seller's Shareholders is subject to any charter, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent the consummation of the transactions contemplated in this Agreement.

         3.27. Completeness of Disclosures. None of the representations or warranties made by Seller and Seller's Shareholders in this Agreement or the Exhibits, and no written statement, certificate or Exhibit furnished or to be furnished by or on behalf of Seller or Seller's Shareholders to Buyer or its agents pursuant hereto, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact the omission of which would be misleading. The Exhibits to this Agreement,

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where provided by or on behalf of Seller, completely and correctly present the information required by this Agreement to be set forth in them.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER AND IPI

         Buyer and IPI make the following representations and warranties to Seller with the intention that Seller may rely upon the same, and acknowledges that the same shall be true as of the Closing Date (as if made at the Closing) and shall survive the Closing of this transaction.

         4.1. Organization. Buyer and IPI each are a corporation, duly organized, validly existing in good standing under the laws of the State of Minnesota, with all requisite corporate power and authority to own their respective properties and conduct the respective businesses in which each of them is presently engaged.

         4.2. Authority. Buyer and IPI each have all requisite power and authority to execute, perform and carry out the provisions of this Agreement. Buyer and IPI each have taken all requisite action authorizing and empowering itself to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

         4.3. Breaches of Contracts; Required Consents. Neither the execution and delivery of this Agreement by Buyer or IPI, nor compliance by Buyer or IPI with the terms and provisions of this Agreement, will (a) conflict with or result in a breach of: (i) any of the terms, conditions or provisions of the Articles of Incorporation and Bylaws or other governing instruments of either Buyer or IPI; (ii) any judgment, order, decree or ruling to which Buyer or IPI is a party, (iii) any injunction of any court or governmental authority to which it is subject, or (iv) any agreement, contract or commitment listed on any Exhibit hereto and which is material to the financial condition of Buyer or IPI; or (b) require the affirmative consent or approval of any third party.

         4.4. IPI Stock. The IPI Stock to be issued to Seller will be validly issued, fully paid and nonassessable. The IPI Stock will be restricted stock and will not be registered under the Securities Act of 1933, as amended. All documents filed by IPI with the Securities and Exchange Act comply in all material respects with the provisions of applicable law.

         4.5. Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Buyer and IPI in accordance with the terms hereof. Neither Buyer nor IPI is subject to any charter, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent the consummation of the transactions contemplated in this Agreement.

5.       CERTAIN COVENANTS AND AGREEMENTS

         5.1. Preserve Accuracy of Representations and Warranties. Seller and Seller's Shareholders shall refrain from taking any action, except with the prior written consent of Buyer, which would render any representation, warranty or agreement of Seller and Seller's Shareholders in this Agreement inaccurate or breached as of the Closing. At all times prior to the Closing, Seller and Seller's Shareholders will promptly inform Buyer in writing with respect to any matters that arise after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Exhibits.

         5.2. Access to Information. During the period prior to the Closing, Seller shall give to Buyer and its attorneys, accountants and other authorized representatives, full access to all of the property, books, contracts, commitments and records of Seller and shall furnish to them during such period all such information concerning the Business and the Purchased Assets as they reasonably may request.

         5.3. Approvals and Consents. Seller shall use its best efforts to obtain all approvals and consents to transfer the Purchased Assets to Buyer, except such approvals required to assign obligations solely for the payment of money which are included within the Assumed Liabilities. Seller agrees to consult with Buyer, and Buyer agrees to cooperate with Seller, in connection with Seller obtaining such approvals and consents.

         5.4. Restrictions. Seller and Seller's Shareholders represent and covenant that since January 1, 1999 and during the period from the date of this Agreement to the Closing (except as Buyer otherwise has consented in writing):

                  5.4.1. Seller has conducted and will conduct the Business only in the usual and ordinary manner.

                  5.4.2. Seller has and will timely pay and discharge all bills and monetary obligations and timely and properly performed all of its obligations and commitments under all existing contracts and agreements pertaining to or affecting Seller.

                  5.4.3. Seller and Seller's Shareholders have used and shall continue to use their reasonable business efforts to preserve the Business and the Purchased Assets and to keep available to Buyer the services of Seller's present employees, and not to impair relationships with suppliers, customers and others having business relations with the Seller; provided, Seller shall consult with Buyer and obtain Buyer's written consent prior to committing to material obligations to be assumed by Buyer.

         5.5. Risk of Loss. Prior to completion of the Closing, the risk of loss or destruction to any of Seller's assets shall be that of Seller. Seller shall replace such damaged or destroyed Purchased Assets with similar assets of equal value and shall use any insurance proceeds received for such damage to make such replacements. Buyer shall be permitted to terminate this Agreement in the event of any material event of damage or destruction to any of the Purchased Assets.

         5.6. Non-Solicitation. Seller, Seller's Shareholders and their representatives will not, directly or indirectly, discuss or negotiate with any person (other than Buyer), encourage the submission of inquiries, proposals or offers from any person (other than Buyer), or otherwise provide information to any other person, with respect to the sale of any of Seller's rights in the Business or Purchased Assets or an investment in Seller (whether by merger, sale of stock, or otherwise), other than the sale of product or services in the ordinary course of business. Seller and Seller's Shareholders agree to promptly disclose to Buyer any inquiries by parties that indicate interest in discussing a potential purchase, merger or other acquisition of the assets of the Business or any stock of any of Seller's Shareholders.

6.       CONDITIONS OF CLOSING; ABANDONMENT OF TRANSACTION

         6.1. Conditions to Obligations of Buyer to Proceed on the Closing Date. The obligations of Buyer to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or prior to the Closing, of all of the following conditions:

                  6.1.1. Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller and the Seller's Shareholders in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time. Seller and the Seller's Shareholders shall have complied with all of their covenants and agreements in this Agreement to be performed prior to Closing.

                  6.1.2. Review of Business. A review by Buyer of the Business, with full cooperation of Seller, shall have been completed with results satisfactory to Buyer, in Buyer's sole discretion.

                  6.1.3. Closing DDIC Asset Purchase. Buyers purchase of substantially all of the assets of DDIC.

                  6.1.4. Lease. Buyer will lease 427 Main Street, Windsor, Colorado 80550, Suites A-E, J&K from Barnhart Professional Building for $1,500 per month requiring 90 days notice of termination by either party pursuant to the form of lease attached hereto as Exhibit 6.1.4.

         6.2. Conditions to Obligation of Seller to Proceed on the Closing Date. The obligation of Seller to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or before the Closing, of the following conditions:

                  6.2.1. Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer and IPI in this Agreement contained shall be true in all material respects on the Closing Date with the same effect as though made at such time. Buyer and IPI shall have performed all material obligations and complied with all covenants and agreements in this Agreement to be performed prior to Closing.

                  6.2.2. Lease. Buyer will lease 427 Main Street, Windsor, Colorado 80550, Suites A-E, J&K from Barnhart Professional Building for $1,500 per month requiring 90 days notice of termination by either party pursuant to the form of lease attached hereto as Exhibit 6.1.4.

         6.3. Absence of Exhibits. The parties hereby acknowledge that as of the date of Buyer's execution of this Agreement certain exhibits required under this Agreement are not attached hereto and/or will need to be updated. Seller acknowledges that Buyer, in executing this Agreement, is relying on the absence of any materially adverse information that may be disclosed upon delivery of any of the required exhibits or any documents referenced therein. Buyer reserves the right to cancel this Agreement if Buyer reasonably determines that materially adverse information is added to the exhibits or any documents after the date of this Agreement.

7.       CLOSING

         7.1. Closing. The closing of the transaction contemplated by this Agreement shall be held at 15155 Technology Drive, Eden Prairie, MN 55344, on January 5,2000, at 10:00 a.m. local time, or at such other date or time as the parties may mutually agree upon in writing. The consummation of the transaction contemplated by this Agreement shall be effective as 12:O 1 a.m. on January 5,2000, and such date and time shall be deemed the "Closing" and "Closing Date."

         7.2. Documents to be Delivered by Seller and Seller's Shareholders. Seller and Seller's Shareholders agree to deliver the following documents, duly executed as appropriate, to Buyer at the Closing:

                  7.2.1. All certificates, schedules, exhibits, and attachments in completed form and specifying the information required by the provisions of this Agreement.

                  7.2.2. An opinion of counsel from Seller's counsel as to the Seller's authority to enter into this Agreement and that the Agreement is a legally binding obligation of Seller.

                  7.2.3. Appropriate documentation for filing changing the name of Seller's corporation and such documentation reasonably requested by Buyer permitting Buyer to use Seller's name.

                  7.2.4. The Investment Letter attached hereto as Exhibit 2.1.3.

                  7.2.5. Such other documents as Buyer may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer or reducing to its possession, any and all assets, property and rights to be conveyed and transferred by this Agreement.

         7.3. Documents Delivered by Buyer. Buyer agrees to deliver the following documents, duly executed as appropriate, to Seller at the Closing:

                  7.3.1. Readily available funds from Buyer to Seller in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000).

                  7.3.2. Lease Agreement in the form of Exhibit 6.1.5.

                  7.3.3. Such other documents as Seller reasonably may request to carry out the transactions contemplated under this Agreement.

8.       POST CLOSING COVENANTS AND OBLIGATIONS

         8.1. Further Documents and Assurances. At any time and from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated by this Agreement and to permit each party to enjoy its rights and benefits under this Agreement.

         8.2. Restrictive Covenant.

                  8.2.1. Non-compete Covenant. Seller and Seller's Shareholders covenant and agree that for a period of five (5) years after the Closing Date, they will not engage in any business which competes with the Business in the United States (the "Territory"). This covenant of non-competition shall be interpreted to prohibit, without limiting the generality of the foregoing, Seller and Seller's Shareholders from serving as a shareholder, partner, director, officer, employee, agent of or independent contractor to, any person or entity which directly or indirectly competes in the Territory within any aspect of with DDIC's instructional learning business or other instructional learning businesses, including Sylvan Learning Systems and Huntington Learning Centers, or conspire with others to do so.

                  8.2.2. Interference with the Business. For a period of five
(5) years after the Closing Date, Seller and Seller's Shareholders covenant and agree not to directly or indirectly attempt to divert or interfere with Buyer's conduct of the Business or the Business's relationships with its customers, employees, suppliers or other person with which it does business.

                  8.2.3. Derogatory Statements. Seller and Seller's Shareholders covenant and agree that neither of them will disparage, vilify, slander or defame Buyer, or their employees or business practices.

                  8.2.4. Injunctive Relief and Reasonableness. Seller and Seller's Shareholders stipulate and agree that the remedy at law for breach of the covenant in the subsections of Section 8.2 would be inadequate and that Buyer shall be entitled to injunctive relief to enforce such covenants. Seller and Seller's Shareholders further stipulate and agree that the prohibitions contained in Section 8.2.1 are reasonable as to time and area, and Seller and Seller's Shareholders specifically waive any objection to the reasonableness of said prohibitions. In the event that a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable in accordance with their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended. Damages and injunctive relief shall not be considered alternative remedies.

         8.3. Confidentiality. Seller and Seller's Shareholders shall hold in strictest confidence and not disclose or use any confidential information relating to the Business, except for disclosure of confidential information of the Business to Buyer in connection with the transaction contemplated by this Agreement.

         8.4. Payment of Debts and Liabilities. Seller shall pay all of its liabilities and debts that have arisen on or prior to the Closing Date as they become due and payable, except for Assumed Liabilities and amounts which Seller contests in good faith for which it maintains an adequate reserve.

         8.5. Employee Leasing. Seller shall continue to employ Seller's employees and shall employ DDIC's employees through January 31,2000 on the same basis such employees had been previously employed, except Margo W. Barnhart and Jerald L. Barnhart who will be employed by Buyer. Seller shall lease such employees to Buyer through January 31,2000, at which time Seller shall terminate such employees and Buyer may hire such employees. Buyer shall reimburse Seller for all normal out-of-pocket expenses, including but not limited to salaries, wages, employer's share of all payroll taxes, benefits and related payroll expenses (excluding costs resulting from litigation, damage and injury claims arising from acts of the employees) incurred from the Closing Date through January 31,2000, in connection with Seller's employment of such persons in order to lease them to Buyer. Seller shall be solely responsible for withholding and remittance of taxes. Seller shall invoice Buyer for the costs incurred and provide Buyer with a detailed report itemizing the expenses incurred by Seller on a weekly basis. Buyer shall promptly reimburse Seller for such costs. Buyer shall indemnity Seller for any claims, damages and litigation arising from actions or directions given to such employees by Buyer.

9.       INDEMNIFICATION

         9.1. Indemnification by Seller and Seller's Shareholders. Seller and Seller's Shareholders, jointly and severally, shall indemnify and hold Buyer harmless at all times from and after the date of this Agreement, against and in respect of all damages, losses, costs and expenses (including reasonable attorneys' fees), which Buyer may suffer or incur in connection with any of the following matters:

                  9.1.1. Any claim, demand, action or proceeding asserted by a creditor of Seller under the provisions of any applicable Bulk Transfer Act or asserted by any other person respecting any liabilities of Seller which are not expressly assumed by Buyer under this Agreement.

                  9.1.2. The breach by Seller or Seller's Shareholders of any of their representations, warranties or covenants in this Agreement (including, without limitation, the breach of any of Seller's franchise agreements prior to the Closing).

         9.2. Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless at all times from and after the date of this Agreement, against and in respect of all losses, damages, costs and expenses (including reasonable attorneys' fees) which Seller may suffer or incur in. connection with any of the following matters:

                  9.2.1. Any claim, demand, action or proceeding asserted by a creditor of Buyer respecting any liabilities of Buyer.

                  9.2.2. The breach by Buyer of any of Buyer's representations, warranties or covenants in this Agreement.

         9.3. Set-Off. In the event Seller or Seller's Shareholders fails to pay when due any claim Buyer may have for indemnification pursuant to Section 9.1, or otherwise, Buyer may, in addition to any other remedies to which Buyer may be entitled, set-off an amount equal to Buyer's claim against the amounts otherwise owed by Buyer to Seller.

10.      GENERAL

         10.1. Waiver of Compliance. The parties hereby waive compliance with the provisions of any applicable bulk transfer act. Seller and Seller's Shareholders hereby jointly and severally agree to indemnify and hold Buyer harmless from any damages, losses or expenses (including reasonable attorney fees) suffered by Buyer from any claims which may be asserted against Buyer by creditors of Seller which result from such noncompliance.

         10.2. Counterparts and Facsimile. This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties to this Agreement at such time as all parties have executed a counterpart of this Agreement. The parties hereby agree that a facsimile copy of this Agreement will be deemed an original for all purposes, and each party hereby waives the necessity of providing the original copy of this Agreement to bind the other.

         10.3. Notice. Any notice required or permitted to be given under this Agreement shall be deemed to have been duly delivered: (i) when received if delivered by hand or telegram; (ii) the same day if delivery by facsimile sent no later than 4:00 p.m. (receiver's time) on a business day provided transmission is evidenced by a written confirmation from sender's facsimile machine; (iii) the next business day if sent by facsimile on a non-business day or after 4:00 p.m. (receiver's time) on a business day provided transmission is evidenced by a written confirmation from sender's facsimile machine; (iv) one
(1) business day after placement with a reputable overnight carrier for next morning delivery provided recipient must sign for receipt; or (v) four (4) business days after depositing if placed in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the address set forth below. If a party changes its address or facsimile number, it shall notify the other party of such different address or facsimile number pursuant to the provisions of this Section.

Buyer and IPI:                               with copy to:

IPI/Dreamcatcher Franchise Corporation       Thomas B. Archbold
15 155 Technology Drive                      Fredrikson & Byron, P.A.
Eden Prairie, MN 55344                       1100 International Centre
Attn: President                              Minneapolis, MN 55402
Tele: 612-95-6246                            Tele: 612-347-712
Fax: 612-975-6262                            Fax: 612-347-7077

Seller and Seller's Shareholders:            with copy to:

Margo W. Barnhart                            Perry S. Nissler
34711 WCR 23                                 VNAV
Windsor, CO 80550                            1600 Stout Street, Suite 1100
Tele: 970-427-1326                           Denver, CO 80202
Fax: 970-686-l086                            Tele: 303-534-4499
                                             Fax: 303-893-8332

         10.4. Headings and Construction. The descriptive headings of the several Articles and Sections of this Agreement and of the several Exhibits to this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement shall not be construed against either party since each party has negotiated its provisions and contributed to its drafting.

         10.5. Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Buyer shall be permitted to assign its rights and obligations under this Agreement.

         10.6. Costs and Expenses. Each party hereto shall bear its own costs and expenses (including, but not limited to, its accountants' and attorneys' fees) in connection with the performance of its obligations under this Agreement. Seller's transactional expenses shall not be assumed by Buyer unless specifically identified by provider and amount within the Assumed Liabilities. No party to this Agreement retained the services of a broker in connection with the transaction contemplated by this Agreement.

         10.7. Choice of Law. This Agreement, and the respective rights of the parties under this Agreement, shall be governed and construed by the laws of the State of Minnesota, without application of any choice of law considerations.

         10.8. Invalidity or Unenforceable Nature. Subject to the provisions in
Section 8.2.4 of this Agreement, in the event that any provision or part thereof is deemed to be invalid, illegal or unenforceable for any reason, then the parties to this Agreement hereby mutually acknowledge and agree that it is their intention to have any such invalid, illegal or unenforceable provision or part thereof be deleted from this Agreement as if it had never been included in this Agreement, so that the remainder of this Agreement is valid, binding and enforceable in accordance with its terms.

         10.9. Entire Agreement. Modification and Waiver. This Agreement, together with the Exhibits and the related written agreements specifically referred to in this Agreement, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, whether written or oral, relating thereto except any agreements regarding confidentiality between the parties. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof and the circumstance or event specifically made subject thereto and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

         Each of the parties hereto has caused this Asset Purchase Agreement to be executed in the appropriate manner and agrees to be legally bound by the terms hereof.


BUYER:

DREAMCATCHER FRANCHISE CORPORATION

By  /s/ (ILLEGIBLE)
    -------------------------------
Its President
    -------------------------------


IPI, INC.

By  /s/ (ILLEGIBLE)
    -------------------------------
Its CEO
    -------------------------------


SELLER:

DREAMCATCHER FRANCHISE CORPORATION

By  /s/ Margo W. Barnhart
    -------------------------------
Its President
    -------------------------------


SELLER'S SHAREHOLDERS:

/s/ Margo W. Barnhart
-------------------------------
Margo W. Barnhart

/s/ Jerald L. Barnhart
-------------------------------
Jerald L. Barnhart

                                    EXHIBITS

Exhibits
--------

1.1.1          Fixed Assets
1.1.5          Licenses and Permits
1.1.6          Assumed Contracts
1.1.7          Prepaid Assets and Deposits
1.1.8          Receivables
1.3.1          Liabilities
2.1.3          Investment Letter
2.2            Allocation of Purchase Price
3.4.1          Seller's Financial Statements
3.11           Real Property
3.12.1         Uniform Franchise Offering Circular/Franchisees/Registered States
3.15.1         Employee Plans
3.17.1         Employee List
3.17.2         Terminated Employees
3.18           Significant Customers/Suppliers
3.19           Insurance
3.20           Litigation/Claims
3.24           Cash Locations
6.1.4          Lease

                                  EXHIBIT 1.1.1

                                  Fixed Assets


Computer System w/Printer                                             2
Executive Desks (L-shaped)                                            3
Executive Chairs                                                      3
Phones                                                                4
Toshiba Copier (used/purchased l/99)                                  1
Fax Machine                                                           1
TV/VCR                                                                1
2-Drawer Filing Cabinets                                              4
Student Desk                                                          1
Rolling Desk Chair                                                    1
6' Book Shelves                                                       3
Literature Rack                                                       2
Upholstered Chairs                                                    3
Safe                                                                  1
Document Shredder                                                     1
Electric Pencil Sharpener                                             1
Electric Stapler                                                      1
8' Conference Tables                                                  2
Conference Table Chairs                                              14
Lamps                                                                 2
45" Book Case                                                         1
End Table                                                             1
Overhead-Projector                                                    1
Small Inventory of DI Materials (storeroom)                           1



(detailed list to follow)

                                  EXHIBIT 1.1.5

                              Licenses and Permits


Microsoft Licenses:                               Office Suite 97
                                                  Map Point

                                  EXHIBIT 1.1.6

                                Assumed Contracts


FRANCHISE AGREEMENTS - see attached chart.
--------------------


EQUIPMENT LEASES
----------------

NONE


SOFTWARE AGREEMENT
------------------

Katchemak Data Systems Agreement


REAL ESTATE LEASES
------------------

NOT assuming existing lease of 427 Main St., Windsor, Co 80550, Suites A-E, J&K.


VEHICLE LEASES
--------------

NOT assuming GE Capital leases of 98 Dodge Durango or Pick-up truck. NOT assuming American Honda Finance Corp. lease of Honda Civic.

                                  EXHIBIT 1.1.7

                           Prepaid Assets and Deposits


                                                       Balance 10-31-99
                                                       ----------------

Advertising Fund -- US Bank                                   $66.00

Eaton Bank Account                                         $2,706.50

                                  EXHIBIT 1.1.8

                                   Receivables


                                                      Outstanding Balance
                                                      -------------------
Promissory Note:                                            $6,607.32
         Kevin McVicar

                                  EXHIBIT 1.3.1

                                   Liabilities


                                                                     Balance Due
                                                                     -----------
                                                                        10-31-99
                                                                        --------
Eaton Bank                                                           $194,721.64
EKS&H                                                                   5,008.16
American Express                                                        8,687.66
National Bank of Commerce                                               2,237.76
Perry Nissler                                                          18,072.98
Erin Peterson                                                           3,392.50
Texaco                                                                    718.08
Conoco                                                                    303.28
Robb Green                                                              3,210.00
Citibank                                                                8,662.60
Weld Schools Visa                                                       3,500.00
Weld Schools Line of Credit                                             7,000.00
Ruth Munro                                                             34,500.00
Mat Budzynski expenses to WA                                              512.31
US Bank Escrow Accounts                                                 1,015.00
Stacy Swift                                                             7,000.00
Capital One                                                               987.91
                                                                     -----------
                                                                     $299,529.84
                                                                     ===========

*Upon the mutual agreement of Buyer and Seller, the liabilities may include Seller's obligations to provide Seller's employees paid vacation days and/or paid sick leave (list employee, hours/days, and dollar value as of the Closing
Date). Buyer shall give credit to the employees identified in the amounts set forth (in hours and dollars equivalents). Buyer has no obligation to hire any of Seller's employees under any conditions and will only agree to permit such vacation and sick pay liabilities to be included within the Assumed Liabilities at Buyer's sole discretion.

                                  EXHIBIT 2.13

                                Investment Letter



-------------------------
Date

IPI, Inc. and Dreamcatcher Franchise Corporation
15 155 Technology Drive
Eden Prairie, MN 554344


Dreamcatcher Franchise Corporation ("Seller"), a Colorado corporation, is selling substantially all of its assets to Dreamcatcher Franchise Corporation ("Buyer"), a Minnesota corporation and a subsidiary of IPI, Inc. ("IPI"). As part of the purchase price, IPI is issuing 125,000 shares of IPI's common stock ("IPI Stock") to Seller, or at Seller's election directly to Seller's shareholders. The issuance of such stock is conditional upon IPI's receipt of a signed Investment Letter in this form from each recipient of such stock and the truthfulness and accuracy of their representations and warranties therein.

The undersigned represents and warrants to IPI, or covenants and agrees as follows:

         1. Information with Respect to IPI. The undersigned has received copies of each of the following documents: (a) IPI's annual report on Form l0-KSB for its fiscal year ended November 30, 1998 as filed with the Securities and Exchange Commission ("Commission"); (b) IPI's quarterly reports on Form l0-QSB for each of the quarters between December 1,1998 and the date of this Investment Letter that have been filed with the Commission; (c) IPI's report to stockholders for its most recent completed fiscal year and its notice and proxy statement for its most recent annual meeting of stockholders, and (d) all other documents, if any, filed by IPI with the Commission pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended, between December 1, 1998 and the date of this Investment Letter. The undersigned understands that the IPI Stock is being issued as consideration in Buyer's purchase of substantially all of the assets of Seller for use to franchise Dreamcatcher Learning Centers.

         2. IPI Stock. IPI Stock is common stock with no preemptive rights to purchase additional shares of any class or series of IPI stock. All of the issued and outstanding shares of IPI stock are duly authorized validly issued, fully paid and non-assessable. Each share of IPI common stock entitles the holder thereof to one vote, in person or by proxy, upon all matters submitted for a vote by the shareholders of IPI. Holders of shares of IPI common stock do not have cumulative voting rights for the election of directors. Thus, the owners of a majority of the voting power outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors.

IPI, Inc.
Page 2


         3. Investment Information. The undersigned (a) either alone or together with the undersigned's "purchaser representative" {as such term is defined in Rule 501 under the Securities Exchange Act of 1933, as amended (the "Securities Act")} has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the acquisition of the IPI Stock; (b) has requested, received, reviewed and considered all information that the undersigned deems relevant in making an informed decision to acquire the IPI Stock; and (c) intends to acquire the IPI Stock for the undersigned's own account and not with a view to distribute, or participate in the distribution of, within the meaning of the Securities Act, any of the IPI Stock, except in compliance with the Securities act and the rules and regulations promulgated thereunder.

         4. Investor Information. The undersigned is a resident of (has its principal place of business in) __________________________. The undersigned covenants and agrees: (a) to furnish to IPI, in writing, any information relating to the undersigned which IPI reasonably determines necessary to comply with applicable federal or state securities laws or regulations, promptly after request therefor by IPI; (b) that the undersigned or the undersigned's representative will discuss such information with IPI or its representatives upon the request of IPI; and (c) that the undersigned or the undersigned's representative will otherwise cooperate with IPI to achieve compliance with applicable exemptions and applicable federal and state securities laws. The undersigned warrants that all information to be furnished by the undersigned or the undersigned's representative to TPI pursuant to this paragraph 4 will be true and correct.

         5. Transfer Restrictions. The undersigned will not offer to sell, transfer or otherwise dispose of any of the IPI Stock except: (a) in compliance with the applicable provisions of Rule 144; (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act; or
(c) in an offering registered under the Securities Act. The undersigned consents to have a restrictive legend endorsed on the certificate evidencing the IPI Stock. The endorsement may read substantially as follows:

         "The shares represented by this certificate were issued in a transaction to which Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 144, or upon receipt by IPI of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

                  IPI's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of any IPI Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

IPI, Inc.
Page 3


         It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if: (i) any such shares of IPI Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of; or (ii) any such shares of IPI Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act; or (iii) the undersigned is not at the time of such disposition an affiliate of IPI and have been the beneficial owner of such IPI Stock for at least one year (or such other period as may be prescribed thereunder) and IPI has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months; or (iv) the undersigned has not been for at least three months an affiliate of IPI and has been the beneficial owner of such IPI Stock for at least two years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder); or
(v) IPI shall have received an opinion of counsel acceptable to IPI to the effect that the stock transfer restrictions and the legend are not required.

         I have carefully read this letter agreement and have discussed the requirements and other applicable limitations upon the undersigned's ability to offer to sell, transfer or otherwise dispose of the IPI Stock, and to the extent deemed necessary consulted with counsel.


---------------------------------
Signature

---------------------------------
Print Name

                                   EXHIBIT 2.2

                          Allocation of Purchase Price


Cash                                         Actual
Accounts Receivable                          Actual
Inventory                                    Actual
Prepaids                                     Actual
Fixed Assets                                 Up to $ ___________
Intellectual Property/Intangibles
      Other than Goodwill                    Up to $ ___________
Non-competition/Goodwill                     Balance (if any)

                                  EXHIBIT 3.4.1

                              Financial Statements



Unaudited balance sheet and statement of income as of and for the period ending October 31, 1999.

Tax returns for 1997 and 1998

                  FRANCHISE AGREEMENTS AND RELATED INFORMATION

------------------------------------------ --------------------------------------- ------------------
FRANCHISE                                  LOCATION                                DATE F.A. SIGNED
------------------------------------------ --------------------------------------- ------------------
Iris Lee Klapper, President                Dream-on Enterprises, Inc.              3/19/97
Scot MacInnis, Vice President              1400 Main Street, Suite 201A
                                           Louisville, CO 80027
                                           (303) 664-1606
------------------------------------------ --------------------------------------- ------------------
Joan Elaine Platt                          Joan Platt, DBA DLC                     9/19/97
                                           2471 Loop 337
                                           New Braunfels, TX 78130
                                           (830) 643-0699
------------------------------------------ --------------------------------------- ------------------
Iris Lee Klapper, President                Dream-on Enterprises, Inc.              12/1/97
Scot MacInnis, Vice President              2355 Canyon Blvd., Suite 204
                                           Boulder, CO 80302
                                           (303) 444-8422
------------------------------------------ --------------------------------------- ------------------
Kevin McVicar                              Kevin McVicar, DBA DDIC                 12/22/97
Sole Proprietor, President                 1818 Mountain View Avenue
                                           Longmont, CO 80501
                                           (303) 774-1818
------------------------------------------ --------------------------------------- ------------------
Patricia A. Lee, Sole Proprietor           Patricia Lee, DBA DDIC                  2/23/98 and 8/3/98
                                           1191 Woodstock Drive #7
                                           Estes Park, CO 80517
                                           (970) 577-1920
------------------------------------------ --------------------------------------- ------------------
Laura C. Dumpert                           Laura Dumpert, DBA DDIC                 3/6/98
Sole Properietor                           345 Mountain Avenue
                                           Berthoud, CO 80513
                                           (970) 532-0599
------------------------------------------ --------------------------------------- ------------------
Karen Kromer, Director                     Chandeysson LLC                         8/7/98
                                           300 Nickel Street, Unit 21
                                           Broomfield, CO 80020
                                           (303) 404-2222
------------------------------------------ --------------------------------------- ------------------
Kay D. Thomson, Partner/Owner              K&K Enterprises, LLC                    11/17/98
Karen S. Brown, Partner/Owner              118-B East 29th Street
                                           Loveland, CO 80538
                                           (970) 203-0455
------------------------------------------ --------------------------------------- ------------------
Mike Mendenhall, Manager                   Mendenhall Enterprises, LLC             1/12/99
June Mendenhall, Manager                   611 Cowlitz Way
                                           Kelso, WA 98626
                                           (360) 501-6917
------------------------------------------ --------------------------------------- ------------------
Kay Elaine Moretz, President               Apple Tree, Inc.                        3/3/99
Charlene M. Thomas, Secretary/Treasurer    2680 E. County Line Rd., Suite F
Leo Patrick Thomas, Vice President         Highlands Ranch, CO 80126
                                           (303) 850-9121
------------------------------------------ --------------------------------------- ------------------
Paul Constantino, Member                   Edvantage LLC (still pending)           8/30/99
Elaine A. Johnson, Member
------------------------------------------ --------------------------------------- ------------------
Ernest R. Terry, Jr.                       Pending                                 12/1/99
Lucinda W. Terry
------------------------------------------ --------------------------------------- ------------------

                                 EXHIBIT 3.12.1

                      States Authorized to Sell Franchises



LIST OF STATES QUALIFIED TO DO BUSINESS IN:
-------------------------------------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Iowa
Kansas
Louisiana
Maine
Massachusetts
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Vermont
Washington
West Virginia
Wyoming

STATES WE ARE NOT ALLOWED TO DO BUSINESS IN:
-------------------------------------------

Hawaii
Illinois
Indiana
Kentucky
Maryland
Michigan
Minnesota
New York
North Dakota
Rhode Island
South Dakota
Virginia
Wisconsin

                                 EXHIBIT 3.15.1

                                 EMPLOYEE PLANS


PLAN DESCRIPTIONS

MEDICAL PLAN         Company pays 100% of the employees health insurance
                     premiums and 0% of Spouse/dependents coverage.
DENTAL PLAN          Paid 100% by employee.
CAFETERIA 125 PLAN   Company administers the plan. There is no corporate
                     contribution.
LIFE INSURANCE       All full-time employees are eligible for $10,000 of life
                     insurance paid by the Company.
PAID VACATION        One day per month of employment for the first year. One and one-half days per month of employment for years 2-5. Two
                     days per month of employment for subsequent years. Days are added at the first of the year, but are prorated down to
                     the termination date.
PAID SICK TIME       Half-day per month of employment. Days are added at the
                     beginning of the year. Unused days are not paid at termination.

--------------------------------------------------------------------------------------------------------
         Name             Medical *     Dental *    125Plan *    Life Ins. *      Vacation     Sick Time
                                                                                   Accrued      Accrued
                                                                                  (in days)    (in days)
--------------------------------------------------------------------------------------------------------
Barnhart, Jerry (1)          X             X                          X              52.25        20.75
--------------------------------------------------------------------------------------------------------
Barnhart, Margo (1)          X             X                          X              52.25        26.75
--------------------------------------------------------------------------------------------------------
Budzynski, Mathew (1)        X                                        X               8.25         5.75
--------------------------------------------------------------------------------------------------------
Childs, Lori (1)             X             X             X            X
--------------------------------------------------------------------------------------------------------
Fitzgerald, Kathleen (1)                                                             -1.75         0.63
--------------------------------------------------------------------------------------------------------
Kerr, Kristin (1)            X             X             X            X              41.25        11.75
--------------------------------------------------------------------------------------------------------
Parsons, Suzi (1)            X             X             X            X
--------------------------------------------------------------------------------------------------------
Shields, Karen (1)           X                                        X              - 0 -        - 0 -
--------------------------------------------------------------------------------------------------------

* (X = enrolled)

(1) These individuals perform services for both Dreamcatcher Learning, Inc. and Dreamcatcher Franchise Corporation (DFC). The accrued vacation and sick time represent amounts effective as of December 13, 1999 for both organizations.

                                 EXHIBIT 3.17.1

                                  EMPLOYEE LIST

---------------------------------------------------------------------------------------------------------------------
          NAME                    POSITION           DATE     STATUS     HOURLY     MONTHLY     BONUS       ADD'L.
                                                   OF HIRE    FT/PT       RATES     SALARY                   COMP.
---------------------------------------------------------------------------------------------------------------------
Barnhart, Jerry (1)          Owner                  1/1/95      FT                   - 0 -       - 0 -        ****
---------------------------------------------------------------------------------------------------------------------
Barnhart, Margo (1)          Owner                  1/1/95      FT                   - 0 -       - 0 -        ****
---------------------------------------------------------------------------------------------------------------------
Budzynski, Mathew (1)        Director-Greeley       7/1/98      FT                  $1,900     Eligible*
---------------------------------------------------------------------------------------------------------------------
Childs, Lori (1)             Administration        9/15/99      PT        $7.50                  - 0 -
---------------------------------------------------------------------------------------------------------------------
Fitzgerald, Kathleen (1)     Director-Fort
                             Collins               11/8/99      FT                  $1,800     Eligible*
---------------------------------------------------------------------------------------------------------------------
Kerr, Kristin (1)            Franchisee
                             Training               3/1/96      FT                  $2,500       - 0 -          **
---------------------------------------------------------------------------------------------------------------------
Parsons, Suzi (1)            Director-Windsor       6/1/97      PT                  $1,200     Eligible*
---------------------------------------------------------------------------------------------------------------------
Shields, Karen (1)           Accountant             9/1/97      FT                  $2,100       - 0 -         ***
---------------------------------------------------------------------------------------------------------------------

(1) These individuals perform services for both Dreamcatcher Learning, Inc. and Dreamcatcher Franchise Corporation (DFC).

* Bonus Plan: For Full-Time Managers / Directors
   o Paid $4 per hour of instruction delivered over 50 hrs. per week
   o Paid $6 per hour of instruction delivered over 75 hrs. per week
   o Paid $10 per hour of instruction delivered over 100 hrs. per week o

** Automobile/Insurance; Master's Program at UNC (books/tuition); Stock in DFC
   (900 shares)

*** Stock in DFC (900 shares)

**** Automobile/Insurance; Additional Life Insurance

                                 EXHIBIT 3.17.2

                              TERMINATED EMPLOYEES


------------------ -------------------------- ------------ -------------------
                                                              MONTH/YEAR OF
     NAME                   POSITION           LOCATION        TERMINATION
------------------ -------------------------- ------------ -------------------
Mesbergen, Iris      Instructor/Office Asst.    Windsor           9/99
------------------ -------------------------- ------------ -------------------

                                  EXHIBIT 3.18

                         Significant Customers/Suppliers


Perry Nissler:                          Franchise Attorney

M. Stacy Swift:                         Franchise Broker

FranNet:                                Franchise Broker

                                  EXHIBIT 3.19

                                    Insurance


                          Dreamcatcher Learning Centers

                           Dreamcatcher Franchise Corp

                                 427 Main Street
                                Windsor, CO 80550
                          St. Paul Fire & Marine Ins Co
                              Policy No. CKO8307077
                         Effective 03/01/98 to 03101199

                            COMMERCIAL PACKAGE POLICY
                               SECTION I--PROPERTY

Location #1: 427 Main Street, Suites A-E, J & K, Windsor, CO 80550

          Business Personal Property: Special Causes of Loss Form including theft, Replacement Cost, subject to a $250 deductible and 90% Coinsurance.
          LIMIT: $5,000

          Business Income: Special Causes of Loss Form including theft, subject to a $250 deductible and 100 coinsurance.
          LIMIT: $50,000

Location #2: 3835 W. 10th Street, #100H, Greeley, CO 80631

          Business Personal Property: Special Causes of Loss Form including theft, Replacement Cost, subject to a $250 deductible and 90% Coinsurance.
          LIMIT: $5,000

          Business Income: Special Causes of Loss Form including theft, subject to a $250 deductible and 100 coinsurance.
          LIMIT: $50,000

Location #3: 343 W. Drake Road, #115, Fort Collins, CO 80526

          Business Personal Property: Special Causes of Loss Form including theft, Replacement Cost, subject to a $250 deductible and 90% Coinsurance.
          LIMIT: $5,000

          Business Income: Special Causes of Loss Form including theft, subject to a $250 deductible and 100 coinsurance.
          LIMIT: $50,000

                          Dreamcatcher Learning Centers
                           Dreamcatcher Franchise Corp

                              SECTION II--LIABILITY


General Liability: Occurrence Form

LIMITS:   $1,000,000       General Aggregate
          $1,000,000       Products/Completed Operations Aggregate
          $  500,000       Personal & Advertising Injury
          $  500,000       Each Occurrence
          $  100,000       Premises Damage Limit
          $    5,000       Medical Expense (Any One Person)

Auto Liability Protection: Hired/Non-Owned Autos

LIMITS:   $1,000,000       Each Accident

                         TOTAL ANNUAL PREMIUM $2,500.00


                        SECTION V--COVERAGES NOT INCLUDED

                              1.  Building
                              2.  Scheduled Autos
                              3.  Flood/Surface Water
                              4.  Boiler & Machinery
                              5.  Workers' Compensation
                              5.  Life & Health




DISCLAIMER: THE STATEMENTS MADE RELATING TO COVERAGE IN THIS SUMMARY ARE BRIEF DESCRIPTIONS FOR YOUR REVIEW ONLY. FOR THE ACTUAL NATURE AND INTENT OF COVERAGE, PLEASE REFER TO YOUR POLICY.

                                  EXHIBIT 3.20

                                Litigation/Claims


No written or oral claims are outstanding and, to the best knowledge of shareholders, no claims are pending.

                                CLOSING DOCUMENT


Pursuant to a purchase agreement signed December 13, 1999 by the undersigned parties, such parties agree that the attached exhibits have been appropriately updated for the closing of such agreement. The attached exhibits supersede the exhibits contained within the December 13, 1999 document.



          BUYER:

          IPI, INC.                           DREAMCATCHER FRANCHISE CORPORATION

          By:  /s/ (illegible)                By:  /s/ (illegible)
               ------------------------            -------------------------
          Its: CEO                            Its: President
               ------------------------            -------------------------



          Dated:  1/5/2000                    Dated:  1/5/2000
                 ----------------------              -----------------------


SELLER:

DREAMCATCHER FRANCHISE CORPORATION

          By:  /s/ Margo W. Barnhart
               ---------------------
          Its: President/CEO
               ---------------------


          SELLER'S SHAREHOLDERS:

          /s/ Margo W. Barnhart       /s/ Jerald L. Barnhart
          ---------------------       ----------------------
          Margo W. Barnhart           Jerald L. Barnhart


          Dated: 1-5-2000             Dated: 1-5-2000

                                  EXHIBIT 3.24

                                 Cash Locations


US Bank
301 E. Horsetooth Road
Fort Collins, CO 80525
l-800-872-2657

Dreamcatcher Franchise Corporation
Advertising Account
Account #103655758193

Dreamcatcher Franchise Corporation
Escrow Accounts for CA and WA
Account #95440660

                                  EXHIBIT 6.1.5
                                      Lease

         THIS LEASE ("Lease") is effective as of January ___, 2000, by and between Barnhart Professional Building ("Landlord"), a ___________________, and Dreamcatcher Franchise Corporation ("Tenant"), a Minnesota corporation, who hereby mutually covenant and agree as follows:

         1. GRANT. Landlord, for and in consideration of payment of the rent set forth in this Agreement and performance of the covenants and agreements in this Lease to be performed by Tenant, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real property, and all buildings, structures, fixtures, equipment, appurtenances, personal property and other improvements of every kind (the "Improvements"), now or hereafter situated thereupon (collectively the Land and the Improvements are referred to herein as the "Premises"), which are located at 427 Main Street, Windsor, Colorado 80550, Suites A-E, J&K.

         2. TERM. The term ("Term") of this Lease shall commence on January ___, 2000 ("Commencement Date") and shall extend until terminated by either party giving the other party written notice of termination at least ninety (90) days prior to the effective termination date.

         3. POSSESSION. Tenant shall be entitled to, and Landlord shall deliver, exclusive possession of the Premises to Tenant as of the Commencement Date.

         4. PURPOSE. The Premises shall be used for office purposes.

         5. RENT. Tenant shall pay monthly rent in the amount of One Thousand Five Hundred Dollars ($1,500) to the Landlord. The monthly rent payments provided for herein shall be paid by Tenant in advance, on the first (1st) day of each month; the rent for the calendar month during which rent shall begin to accrue and for the last calendar month of the Term, shall be prorated, if necessary. All rental payments shall be made to Landlord at such address as Landlord may designate by notice in writing to Tenant.

         6. GROSS LEASE. The Rent described in Section 4.0 shall be a "gross rent" and Tenant shall not be responsible for any additional rent, tax, assessment or fee that may be payable with respect to the Premises.

         7. COMPLIANCE WITH LAW. Landlord shall comply and cause the Premises to comply with: (a) all federal, state, county, municipal and other laws and ordinances ("Legal Requirements"); (b) all covenants and restrictions of record; and (c) the rules, regulations and orders of any governmental authority affecting the Premises. Tenant shall comply with all Legal Requirements that affect its business, as distinguished from the Premises, and which do not require the making of any changes, improvements, additions or alterations to the Premises.

         8. UTILITIES. Beginning on the Commencement Date, Tenant shall pay for all utilities, including electricity, gas, air conditioning, heat and ventilation, water and sewer which shall service the Premises during the Lease Term or a fair amount if Tenant's usage cannot be separately determined.

         9. REPAIR AND MAINTENANCE. Tenant shall perform routine non-structural maintenance of the interior of the building. Landlord shall repair, maintain and replace, all other portions of the Premises including, without limitation, the heating, lighting, ventilating and air conditioning systems and equipment, plumbing and drainage systems, utility systems, the parking area, driveways, foundations and structural components of the Improvements and shall keep all of such in good, safe, clean and sanitary condition and repair. Such repair and maintenance obligation of Landlord includes, but is not limited to, keeping, repairing and maintaining the exterior walls, foundations, lavatories, roof, floor slabs, walls, lighting, utility equipment, sidewalks, driveways and structural components of the building. As used herein, each and every obligation of Landlord to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary structural and nonstructural repairs and replacements.

         10. ALTERATIONS. Tenant shall not make any additions, improvements and alterations ("Alterations") to the Premises without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned). Tenant shall have the right at its sole cost and expense to install its own equipment and other personal property. Tenant shall pay the cost of all Alterations. Tenant shall have the option of removing such Alterations (repairing the damage, if any, to the Premises occasioned by such removal) or abandoning such Alterations, upon termination of the Term; provided, however, that Landlord shall have the right, by notice given within thirty (30) days after notice from Tenant of the installation of such Alterations or at the time consent is given to such Alterations in accordance with this Article 5.3 to require Tenant to remove such Alterations upon termination of the Term and to repair all damage, if any, to the Premises occasioned by such removal.

         11. INDEMNIFICATION OF LANDLORD. Tenant assumes all risk and responsibility for injury or death to persons and damage to property (damages to the Premises being waived to the extent of insurance proceeds paid to or on behalf of Landlord) arising out of or in any way connected with or related to Tenant's use and control of the Premises (including matters relating to Tenant's repair and/or alteration of the Premises) and Tenant shall indemnify and hold Landlord, its partners, officers, directors and shareholders, from and against any and all claims, losses, liabilities, actions, proceedings and expenses (including reasonable attorneys' fees) arising out of or in any way connected with Tenant's use or control of the Premises, unless such claims, losses, liabilities, actions, proceedings and expenses (including reasonable attorneys' fees) arising out of Landlord's negligence, willful misconduct, or breach of this Lease. The provisions of this Article 6.0 shall survive the termination or expiration of this Lease.

         12. INDEMNIFICATION OF TENANT. Landlord shall at all times indemnify and hold harmless Tenant, its officers, directors, partners and shareholders, from and against any and all claims, losses, liabilities, actions, proceedings and expenses (including reasonable attorneys' fees) arising out of Landlord's ownership or operation of the Premises prior to the Commencement Date, including, without limitation, those arising out of or related to Hazardous Substances. Landlord and its partners and shareholders shall at all times indemnify and hold harmless Tenant, its officers, directors, partners and shareholders, from and against any and all claims, losses, liabilities, actions, proceedings and expenses (including reasonable attorneys' fees) arising out of any inaccuracy in any representation or breach of any warranty set forth in
Article VIII hereof. The provisions of this Article 6.1 shall survive the termination or expiration of this Lease.

         13. ASSIGNMENT OF SUBLETTING BY TENANT. Tenant shall not assign this Lease or any interest herein, or sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or allow any person other than Tenant and its agents, managers, concessionaires, licensees and employees to occupy or use the Premises or any part thereof without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         14. SUBORDINATION AND ATTORNMENT. Tenant agrees that upon request of Landlord in writing, it will subordinate the lien of this Lease to the lien of any mortgage on the Premises that secures the debt on the Premises, and all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that Tenant shall be granted a non-disturbance and recognition agreement from the holder(s) of such mortgage, which agreement shall provide that Tenant shall receive copies of all notices of default under said mortgage and that Tenant shall have the right (but not the obligation) to cure any default thereunder, and shall also be in form and substance satisfactory to Tenant.

         15. QUIET ENJOYMENT. So long as no Event of Default (hereinafter defined) has occurred and is then continuing, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

         16. SURRENDER. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Premises, Tenant will surrender and deliver up the Premises, to Landlord, broom swept, in the same condition and repair as of the Commencement Date, ordinary wear and tear, loss by condemnation, casualty, Acts of God, Landlord's act or omission (and the act or omission of those claiming by, through or under Landlord) or failure to perform its obligations under this Lease excepted.

         17. DEFAULTS. Tenant agrees that if Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant, provided if the default cannot be remedied within thirty (30) days the cure must be commenced within such period and Tenant must be diligently pursuing such cure, such event shall be considered an "Event of Default" hereunder.

         18. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises and deliver possession thereof to the Landlord, and hereby grants to the Landlord the right, to enter into and upon the Premises in such event with process of law and to repossess the Premises as the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or within the Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord's rights to rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums then due and payable by Tenant on the date of termination. Landlord shall use reasonable efforts to mitigate its damages and to relet all or any part of the Premises for such rent and upon such terms as shall be reasonably satisfactory to Landlord (including the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises) and, in any event, Landlord shall not unreasonably reject any substitute tenant proffered by Tenant. If Landlord does not relet the Premises, Tenant shall pay to Landlord damages equal to the amount of the rent to be paid by Tenant as and when required to be paid for the remainder of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting to satisfy the rent to be paid for the remainder of the Term, Tenant shall pay to Landlord any deficiency. If Tenant shall default hereunder and if such default cannot with due diligence be cured within said period of thirty
(30) days after notice in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the causes of such default, then Landlord shall not have the right to declare said Term or Tenant's right of possession ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default.

         19. PUBLIC LIABILITY INSURANCE. At all times during the term of this Lease, Tenant shall keep in full force and effect at its expense a policy or policies of commercial general liability insurance with respect to the Premises.

         20. WAIVER OF SUBROGATION. To the extent such waiver does not void or diminish the coverage under any policy, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or their respective property, to the extent such loss or damage is covered by insurance carried by either Landlord or Tenant or may be insured (regardless of whether coverage is actually in effect) under standard casualty insurance policies.

         21. AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by the other party.

         22. NOTICES. All notices, requests to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing, and either personally delivered, sent by United States registered or certified mail, postage prepaid, return receipt requested, or reputable overnight courier, addressed to the address set forth after such party's signature line in this Agreement or to such other address as a party may designate to the other in writing. All notices shall be deemed given and effective upon receipt.

         23. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

         24. CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

         25. SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.



LANDLORD

BARNHART PROFESSIONAL BLDG.


By:
      ----------------------------------
Name:
      ----------------------------------
Its:
      ----------------------------------
Address:

----------------------------------------

----------------------------------------

----------------------------------------



TENANT

DREAMCATCHER FRANCHISE CORPORATION, a Minnesota corporation


By:
      ----------------------------------
Name:
      ----------------------------------
Its:
      ----------------------------------
Address:
15 155 Technology Drive
Eden Prairie, MN 55344

                                EXHIBITS LISTING


1.1.1    Fixed Assets

1.1.7    Prepaid Assets and Deposits

1.1.8    Receivables

1.3.1    Liabilities

2.2      Allocation of Purchase Price

3.4.1    Sellers' Financial Statements, as of 12/31/99

3.15.1   Employee Plans

3.17.1   Employee List

3.17.2   Terminated Employees

                                  EXHIBIT 1.1.1

                                  Fixed Assets


Computers                                                                      4
Computer Systems w/printers                                                    2
Executive Desks (L-shaped)                                                     3
Executive Chairs                                                               3
Phones                                                                         4
Toshiba Copier (used/purchased l/99)                                           1
Fax Machine                                                                    1
TV/VCR                                                                         1
2 Drawer Filing Cabinets                                                       4
Student Desk                                                                   1
Rolling Desk Chair                                                             1
6' Book Shelves                                                                3
Literature Rack                                                                2
Upholstered Chairs                                                             3
Safe                                                                           1
Document Shredder                                                              1
Electric Pencil Sharpener                                                      1
Electric Stapler                                                               1
8' Conference Tables                                                           2
Conference Table Chairs                                                       14
Lamps                                                                          2
45" Bookcase                                                                   1
End Table                                                                      1
Overhead Projector                                                             1
Small Inventory of DI Materials (storeroom)                                    1

(detailed list to follow)

                                  EXHIBIT 1.1.7

                           Prepaid Assets and Deposits


                                                                   Balance
                                                                  1/5/2000
                                                                  --------

Advertising Fund - US Bank                                         $66.00

Eaton Bank Account                                                   0.00

                                  EXHIBIT 1.1.8

                                   Receivables


                                                           Outstanding Principal
                                                        With interest current to
                                                                        1/5/2000
                                                                        --------

Promissory Note:                                                       $6,807.52
         Kevin McVicar

                                  EXHIBIT 1.3.1

                                   Liabilities


                                                                     Balance Due
                                                                        10-31-99
                                                                     -----------
Eaton Bank                                                           $195,811.12
EKS&H                                                                   5,008.16
American Express                                                        8,773.18
National Bank of Commerce                                               2,237.76
Perry Nissler                                                          18,072.98
Erin Peterson                                                           3,392.50
Texaco                                                                      0.00
Conoco                                                                      0.00
Robb Green                                                              3,210.00
Citibank                                                                8,662.60
Weld Schools Visa                                                       3,500.00
Weld Schools Line of Credit                                             7,000.00
Ruth Munro                                                             34,500.00
Mat Budzynski expenses to WA                                                0.00
US Bank Escrow Accounts                                                 1,015.00
Stacy Swift                                                             7,000.00
Capital One                                                                 0.00
                                                                     -----------
                                                                     $298,183.36
                                                                     ===========


*Upon the mutual agreement of Buyer and Seller, the liabilities may include Seller's obligations to provide Seller's employees paid vacation days and/or paid sick leave (list employee, hours/days, and dollar value as of the Closing
Date). Buyer shall give credit to the employees identified in the amounts set forth (in hours and dollars equivalents). Buyer has no obligation to hire any of Seller's employees under any conditions and will only agree to permit such vacation and sick pay liabilities to be included within the Assumed Liabilities at Buyer's sole discretion.

Liabilities assumed by Buyer pursuant to this Exhibit 1.3.1 and Exhibit 1.3.1 to the Asset Purchase Agreement between Dreamcatcher Learning Centers, Inc. ("DLC") and Dreamcatcher Franchise Corporation, a Minnesota corporation, may not exceed $395,000. To the extent liabilities identified on such Exhibits do exceed $395,000, Buyer may elect which of such liabilities Buyer is assuming and limit such aggregate amount to $395,000.

                                   EXHIBIT 2.2

                          Allocation of Purchase Price


Cash                                         Actual                       $66.00
Accounts Receivable                          Actual                     6,807.52
Inventory                                    Actual                         0.00
Prepaids                                     Actual                         0.00
Fixed Assets                                 Up to                    $50,000.00
Intellectual Property/Intangibles
      Other than Goodwill                    Up to                   $100,000.00
Noncompetition/Goodwill                      Balance (if any)        $453,809.84

                   EXHIBIT 3.4.1 Seller's Financial Statements

                       Dreamcatcher Franchise Corporation
                                Income Statement
                 For the Twelve Months Ending December 31, 1999

                                    Current Month             Year to Date
Revenues
     Royalty Remited                     1,858.69      5.17      39,055.68     16.76
     Advertising Fee                       229.22      0.64       4,773.33      2.05
     Franchise Fee                      25,000.00     69.51     130,000.00     55.77
     Interest on Promissory Note             0.00      0.00       1,399.11      0.60
     Educational Materials               7,677.40     21.35      24,528.51     10.52
     Software Program                    1,200.00      3.34       3,850.00      1.65
     Other Income                            0.00      0.00      29,490.23     12.65
                                      -----------              -----------
     Total Revenues                     35,965.31     100.0     233,096.86     100.0
                                      -----------              -----------
Cost of Sales                                0.00      0.00           0.00      0.00
     Total Cost of Sales                     0.00      0.00           0.00      0.00
                                      -----------              -----------
     Gross Profit                       35,965.31     100.0     233,096.86     100.0
                                      -----------              -----------
Expenses
     Advertising Expense                     0.00      0.00       5,188.01      2.23
     Travel Expense                        566.79      1.58       4,254.51      1.83
     Auto Expense                        3,783.60     10.62      13,144.86      5.64
     Bank Service Charges                    0.00      0.00         124.99      0.05
     Credit Card Charges                     0.00      0.00           2.33      0.00
     Continuing Education                    0.00      0.00         809.92      0.35
     Gifts & Promotions                    100.00      0.28         449.95      0.19
     Dues & Subscriptions                  244.85      0.68       1,330.70      0.57
     Educational Materials                   0.00      0.00       9,192.55      3.94
     Escrow Fees                             0.00      0.00         515.00      0.22
     Fees & Licenses                         0.00      0.00      10,594.98      4.55
     Insurance Expense                   2,310.00      6.42       2,478.75      1.06
     Interest Expense                    3,994.76     11.11      17,960.51      7.71
     Legal & Accounting                      0.00      0.00       8,372.00      3.59
     Maintenance & Repairs                   0.00      0.00         177.15      0.08
     Meals                                  82.18      0.23       2,191.18      0.94
     Office Expense                         80.89      0.22       1,849.59      0.79
     Postage Expense                       164.65      0.46       1,776.20      0.76
     Rent Expense                        3,000.00      8.34      16,000.00      6.86
     Software Expense                        0.00      0.00       4,565.00      1.96
     Supplies Expense                        0.00      0.00       1,175.50      0.50
     Travel Expense                      1,159.31      3.22       6,203.45      2.66
     Telephone Expense                     546.05      1.52       5,045.65      2.16
Total Expenses                          22,990.77     63.92     126,661.77     54.34
                                      -----------              -----------
Net Income                            $ 12,974.54     36.08    $106,435.09     45.66
                                      ===========              ===========
                          For Management Purposes Only

                   EXHIBIT 3.4.1 Seller's Financial Statements

                       Dreamcatcher Franchise Corporation
                                  Balance Sheet
                                December 31, 1999

                                     ASSETS

Current Assets
     Eaton Bank Account                   $      710.95
     U.S. Bank-Advertising Fund                   66.00
                                          -------------
     Total Current Assets                                           776.95

Property & Equipment
     Leasehold Improvements                   34,360.67
     Equipment                                 2,095.53
     Computer System                           11,55.35
     Furniture & Fixtures                      4,534.24
     Accumulated Depreciation                 (2,037.00)
                                          -------------
     Total Property & Equipment                                  50,508.79

Other Assets                                       0.00
                                          -------------
     Total Other Assets                                               0.00
                                                             -------------
     Total Assets                                            $   51,285.74
                                                             =============

                             LIABILITIES AND CAPITAL

Current Liabilities
     Note Payable Officer                 $  (48,031.67)
     Payroll Taxes Payable                       (34.38)
     Futa/Suta Payable                            34.38
                                          -------------
     Total Current Liabilities                                  (48,031.67)

Long Term Liabilities
     Note Payable-Stockholders               195,551.72
     Note Payable DCLC                      (212,877.79)
     Accounts Payable                           (114.59)
                                          -------------
     Total Long-Term Liabilities                                (17,440.66)
                                                             -------------
     Total Liabilities                                          (65,472.33)

Capital
     Common Stock                            119,000.00
     Retained Earnings                      (108,677.02)
     Net Income                              106,435.09
                                          -------------
Total Capital                                                   116,758.07
                                                             -------------
Total Liabilities & Capital                                  $   51,285.74
                                                             =============
                    Unaudited -- For Management Purposes Only

                                 EXHIBIT 3.15.1


                                 EMPLOYEE PLANS


PLAN DESCRIPTIONS

MEDICAL PLAN         Company pays 100% of the employees health insurance
                     premiums and 0% of Spouse/dependents coverage.
DENTAL PLAN          Paid 100% by employee.
CAFETERIA 125 PLAN   Company administers the plan. There is no corporate
                     contribution.
LIFE INSURANCE       All full-time employees are eligible for $10,000 of life
                     insurance paid by the Company.
PAID VACATION        One day per month of employment for the first year. One and one-half days per month of employment for years 2-5. Two
                     days per month of employment for subsequent years. Days are added at the first of the year, but are prorated down to
                     the termination date.
PAID SICK TIME       Half-day per month of employment. Days are added at the
                     beginning of the year. Unused days are not paid at termination.

----------------------------------------------------------------------------------------------------------
                                                                                   Vacation      Sick Time
                                                                                    Accrued       Accrued
         Name             Medical *     Dental *     125Plan *     Life Ins. *     (in days)     (in days)
----------------------------------------------------------------------------------------------------------
Barnhart, Jerry (1)         X             X                            X              52.25          20.75
----------------------------------------------------------------------------------------------------------
Barnhart, Margo (1)         X             X                            X              52.25          26.75
----------------------------------------------------------------------------------------------------------
Budzynski, Mathew (1)       X                                          X               5.00           5.75
----------------------------------------------------------------------------------------------------------
Fitzgerald, Kathleen (1)                                                               0.00           0.63
----------------------------------------------------------------------------------------------------------
Kerr, Kristin (1)           X             X             X              X              41.25          11.75
----------------------------------------------------------------------------------------------------------
Parsons, Suzi (1)           X             X             X              X
----------------------------------------------------------------------------------------------------------

* (X = enrolled)

(1) These individuals perform services for both Dreamcatcher Learning, Inc. and Dreamcatcher Franchise Corporation (DFC). The accrued vacation and sick time represent amounts effective as of December 13, 1999 for both organizations.

                                 EXHIBIT 3.17.1

                                  EMPLOYEE LIST

----------------------------------------------------------------------------------------------------------------------
           NAME                 POSITION            DATE      STATUS      HOURLY     MONTHLY       BONUS       ADD'L.
                                                  OF HIRE      FT/PT       RATES     SALARY                     COMP.
----------------------------------------------------------------------------------------------------------------------
Barnhart, Jerry (1)          Owner                 1/1/95      FT                     - 0 -        - 0 -        ****
----------------------------------------------------------------------------------------------------------------------
Barnhart, Margo (1)          Owner                 1/1/95      FT                     - 0 -        - 0 -        ****
----------------------------------------------------------------------------------------------------------------------
Budzynski, Mathew (1)        Director-Greeley      7/1/98      FT                    $1,900      Eligible*
----------------------------------------------------------------------------------------------------------------------
Fitzgerald, Kathleen (1)     Director-Fort
                             Collins              11/8/99      FT                    $1,800      Eligible*
----------------------------------------------------------------------------------------------------------------------
Gunn, Kristy                 Office Mgr.           1/6/00      PT                    $1,000        - 0 -
----------------------------------------------------------------------------------------------------------------------
Kerr, Kristin (1)            Franchisee
                             Training              3/1/96      FT                    $2,500        - 0 -          **
----------------------------------------------------------------------------------------------------------------------
Parsons, Suzi (1)            Office Mgr.           6/1/97      PT                    $1,200        - 0 -
----------------------------------------------------------------------------------------------------------------------

(1) These individuals perform services for both Dreamcatcher Learning, Inc. and Dreamcatcher Franchise Corporation (DFC).

* Bonus Plan: For Full-Time Managers / Directors
    o Paid $4 per hour of instruction delivered over 50 hrs. per week
    o Paid $6 per hour of instruction delivered over 75 hrs. per week
    o Paid $10 per hour of instruction delivered over 100 hrs. per week o

** Automobile/Insurance; Master's Program at UNC (books/tuition); Stock in DFC
   (900 shares)

*** Stock in DFC (900 shares)

**** Automobile/Insurance; Additional Life Insurance

                                 EXHIBIT 3.17.2

                              TERMINATED EMPLOYEES


--------------------------------------------------------------------------------
                                                                MONTH/YEAR OF
    NAME                POSITION                LOCATION         TERMINATION
--------------------------------------------------------------------------------
Childs, Lori          Admin./Instructor          Windsor          12/99
--------------------------------------------------------------------------------
Mesbergen, Iris    Instructor/Office Asst.       Windsor           9/99
--------------------------------------------------------------------------------
Shields, Karen           Accountant              Windsor          12/99
--------------------------------------------------------------------------------